EXHIBIT 10.1

Dated May 29, 2024

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

-and-

DR. SAILAJA PUTTAGUNTA

CONTRACT FOR SERVICES

THIS AGREEMENT is dated May 29, 2024 and made between:

(1) Iterum Therapeutics International Limited whose registered office is at Fitzwilliam Court, 1st Floor, Leeson Close, Dublin 2, D02 YW24, Ireland (the Company) and

(2) Dr. Sailaja Puttagunta with an address at 39 Buell Hill Road, Killingworth, CT 06419 (the Contractor)

Hereinafter referred to as the Agreement.

RECITAL

The Contractor has agreed to provide the Services to the Company and any Associated Company upon and subject to the terms and conditions hereinafter contained.

IT IS HEREBY AGREED as follows:

1.
DEFINITIONS AND INTERPRETATION
1.1.
In this Agreement, unless the context otherwise requires:

Associated Company means any holding company or any subsidiary of the Company (as such terms are defined by section 7 and section 8 of the Companies Act, 2014) or any subsidiary of such holding company;

Business of the Company means development and commercialization of therapies focused on patients with infectious diseases and other acute illnesses. Our lead product candidate, sulopenem, is in development for the treatment of patients with uncomplicated urinary tract infections (uUTI) associated primarily with resistant gram-negative bacteria;

Business Day means any day on which banks are generally open for business in Dublin;

Business Opportunities means any opportunities which the Contractor becomes aware of during the course of the Agreement which relates to the Business of the Company;

Capacity means as agent, contractor, director, employee, owner, partner, and shareholder or in any other capacity;

Commencement Date means June 1, 2024;

Companies mean the Company and any Associated Company or any of them;

Company Property means all documents, books, records, correspondence, papers and information (on whatever media and wherever located) relating to the Business of the Company or its customers and business contacts including any equipment, keys, hardware or software provided to the Contractor during the term of the Agreement and any data or documents (including copies) produced, maintained or stored by the Contractor for the Company on the Contractor's computer systems or other electronic equipment during the Agreement;

Confidential Information means any and all information received or obtained as a result of entering into or performing, or supplied by or on behalf of a party in the negotiations leading to, this Agreement and which relates to:-

(a) the Companies;

(b) any aspect of any Business of the Companies;

(c) the provisions of this Agreement;

(d) the negotiations relating to this Agreement; or

(e) the subject matter of this Agreement.

Fees mean the remuneration payable by the Company to the Contractor for the provision of the Services in accordance with clause 4;

Force Majeure means, in relation to either party, any circumstances beyond the reasonable control of that party (including, without limitation, any strike, lock-out or other form of industrial action);

Intellectual Property Rights means patents, rights to invention, copyright and related rights, trademarks, trade names and domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world;

Inventions means any invention, idea, discovery, development, improvement or innovation made by the Contractor in connection with the provision of the Services, whether or not patentable or capable of registration, and whether or not recorded in any medium;

Month means calendar month; and

Services means the Services specified in Schedule 1 to this Agreement.

Works means all records, reports, documents, papers, drawings, designs, transparencies, photos, graphics, logos, software programmes, inventions, ideas, discoveries, developments, improvements or innovations and all materials embodying them in whatever form prepared by the Contractor or Individual in connection with the provision of the Service.

1.2.
The Schedules referred to in this Agreement form an integral part of this Agreement, and references to this Agreement include reference to the Schedules.
1.3.
All references in this Agreement to costs, charges or expenses include any value added tax or similar tax charged or chargeable on them.
1.4.
Unless the context otherwise requires, in this Agreement:
1.4.1.
words denoting the singular include the plural and vice versa and words importing the masculine include the feminine;
1.4.2.
references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Agreement) and any subordinate legislation made under that legislation;
1.4.3.
reference to any Irish legal term, concept, legislation or regulation (including, without limitation, those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) or any accounting term or concept, in respect of any jurisdiction other than Ireland is construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction; and
1.4.4.
reference to any document includes that document as amended or supplemented whether before or after the date of this Agreement.
2.
APPOINTMENT OF CONTRACTOR
2.1.
The Company hereby appoints the Contractor to provide the Services to the Companies during the term of this Agreement, and the Contractor shall act in that capacity subject to the terms and conditions of this Agreement.
3.
TERM

3.1.
This Agreement on the Commencement Date and continues until terminated in accordance with clause 3.2 or clause 14.
3.2.
Subject to clause 14, either party may terminate this Agreement on not less than two weeks’ notice in writing to the other party and the termination date shall be the expiry of the notice period.
4.
FEES
4.1.
The Company shall pay to the Contractor the Fees, being US$400 per hour, payable within 30 days of receipt of the Contractor’s invoice therefor to such bank account as the Contractor may from time to time notify in writing to the Company. Invoices shall be furnished by the Contractor monthly in arrears on the last day of each month and will be payable by the Company 30 days from the date of the invoice.
4.2.
The Fees shall be fixed for a period of twelve months and thereafter the Fees may be reviewed from time to time by the Contractor and the Company.
5.
DUTIES AND OBLIGATIONS OF CONTRACTOR
5.1.
The Contractor shall provide the Services on such days as are required and agreed in writing by the Company from time to time and in consideration of the Contractor working such days will be remunerated in accordance with Clause 4.1 above.
5.2.
The Contractor shall:

5.2.1. provide the Services with all due care, skill and ability and use his best endeavours to promote the interests of the Company;

5.2.2. promptly give to the Company all such information and reports as it may reasonably require in connection with matters relating to the provision of the Services or the Business of the Company

5.3.
If the Contractor is unable to provide the Services due to illness or injury, the Contractor shall advise the Company of that fact as soon as reasonably practicable. For the avoidance of doubt, no fee shall be payable in accordance with clause 4 in respect of any period during which the Services are not provided.
5.4.
Unless specifically authorised to do so by the Company:
5.4.1.
The Contractor shall not have any authority to incur any expenditure in the name of or for the account of the Company; and
5.4.2.
The Contractor shall not hold himself out as having authority to bind the Company
5.5.
The Contractor undertakes to comply with all reasonable standards of safety and comply with the health and safety procedures of the Company from time to time in force at the premises where the Services are provided and report to the Company any unsafe working conditions or practices.
5.6.
The Contractor undertakes during the appointment to take all reasonable steps to offer (or cause to be offered) to the Company any Business Opportunities as soon as practicable after the same shall have come to its or his knowledge and in any event before the same shall have been offered by the Contractor (or caused to be offered) to any other party.
5.7.
The Contractor may use a third party to perform any administrative, clerical or secretarial functions which are reasonably incidental to the provision of the Services provided that the Company will not be liable to bear the cost of such functions.
5.8.
The Contractor shall:
5.8.1.
comply with all applicable laws, regulations, codes and sanctions relating to anti-bribery and anti-corruption in Ireland or in any other jurisdiction in relation to which work is undertaken;
5.8.2.
comply with any Ethics and Anti-bribery and Anti-corruption Policies of the Company and any relevant industry code in force from time to time (Relevant Policies);
5.8.3.
promptly report to the Company any request or demand for any undue financial or other advantage of any kind received by the Contractor in connection with the performance of this Agreement; and
5.8.4.
ensure that all persons associated with the Contractor who are performing services in connection with this Agreement comply with this clause 5.8.
5.9.
Breach of clause 5.8 shall be deemed a material breach of this Agreement.
5.10.
The Contractor shall be responsible for all property of the Companies in his possession.
5.11.
The Contractor shall obtain all necessary licences, certificates, permits, consents and authorisations from all relevant government departments, agencies or regulatory authorities to enable it to perform and carry out is obligations under or pursuant to this Agreement.
5.12.
The Contractor shall comply with all relevant environmental and safety legislation and shall comply with all legal requirements from time to time in force relating to the Services.
5.13.
The Contractor shall from time to time consult with representatives of the Companies for the purpose of assessing the quality of the Services and obtaining feedback.
5.14.
The Contractor will provide the Company with copies of all necessary documentation, including all and any delivery dockets, route sheets, cash receipts, settlement sheets, cash summaries and other documentation required by the Company for the orderly completion of the Contractor’s duties relating to the Services provided by the Contractor under this Agreement.
6.
EXPENSES
6.1.
The Company shall reimburse all reasonable expenses properly and necessarily incurred by the Contractor in the course of the appointment, subject to the Contractor seeking prior consent from the Company to incur such expenditure and the production of receipts or other appropriate evidence of payment.
6.2.
If the Contractor is required to travel abroad in the course of the appointment the Contractor shall be responsible for any necessary insurances, inoculations and immigration requirements. For the avoidance of doubt, the Company shall discharge the flight and accommodation costs excluding subsistence costs associated with the Contractor's requirement to travel under this agreement.
7.
OTHER ACTIVITIES
7.1.
Nothing in this Agreement shall prevent the Contractor from being engaged, concerned or having any financial interest in any Capacity in any other business, trade, profession or occupation during the appointment provided that:
7.1.1.
such activity does not cause a breach of any of the Contractor's obligations under this Agreement; and
7.1.2.
the Contractor shall not engage in any such activity if it relates to a business which is similar to or in any way competitive with the Business of the Company or Companies, without the prior written consent of the Company and the Contractor agrees to give priority to the provision of the Services to the Company over any other business activities undertaken by it during the course of the appointment.
8.
CONFIDENTIAL INFORMATION & COMPANY PROPERTY
8.1.
The parties agree that the terms of this Agreement are confidential to the parties and their professional advisors.
8.2.
The Contractor acknowledges that prior to, and in the course of, the appointment he will have access to Confidential Information. The Contractor has therefore agreed to accept the restrictions in this clause 8 which will continue to apply after the termination or expiry of the Agreement.
8.3.
The Contractor shall not (except in the proper course of his duties), between signing this Agreement and the date of its commencement, during the appointment or at any time after the termination date, use or disclose to any third party (and shall use his reasonable endeavours to prevent the publication or disclosure of) any Confidential Information. This restriction does not apply to:
8.3.1.
any use or disclosure authorised by the Company or required by law; or
8.3.2.
any information which is already in, or comes into, the public domain otherwise than through the unauthorised disclosure of the Contractor;
8.4.
At any stage during the appointment, the Contractor will promptly on request return all and any Company Property in his possession.
9.
INTELLECTUAL PROPERTY
9.1.
The Contractor shall give the Company full written details of all Inventions and of all works embodying Intellectual Property Rights made wholly or partially by the Contractor, or any appointed substitute (as the case may be) at any time during the course of this Agreement which relate to, or are reasonably capable of being used in the Business of the Company.
9.2.
The Contractor acknowledges that all Intellectual Property Rights subsisting in any work or Invention made, originated or developed by the Contractor or any appointed substitute (as the case may be) at any time in relation to the Services shall automatically on creation, vest in and be the absolute sole and unencumbered property of the Company. To the extent that the Intellectual Property Rights do not vest automatically with the Company the Contractor holds them on trust for the Company. The Contractor hereby agrees to execute or to procure the execution of all such documents to make such applications and give such assistance as may in the opinion of the Company be necessary to give effect to this clause.
9.3.
The Contractor hereby irrevocably waives all moral rights under the Copyright and Related Rights Act 2000 to 2007, as amended, (and all similar rights in other jurisdictions) which the Contractor has or will have in any existing or future works referred to in this clause.
9.4.
The Contractor irrevocably appoints the Company or its nominee to be its attorney to execute in its name and on its behalf any document or instrument for the purpose of giving the Company or its nominee the benefit of this clause. The Contractor acknowledges in favour of any third party that a certificate in writing signed by the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.
9.5.
The Contractor acknowledges that no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Contractor in respect of the performance of its obligations under this clause 9.

10.
DATA PROTECTION
10.1.
All personal information which the Company holds about the Contractor is protected by data protection laws. The Company will collect and process personal data relating to employees in accordance with the privacy notice which is attached at Schedule 2.

10.2 The Contractor shall comply and shall procure that the Individual shall comply with the Company data protection policy and relevant obligations under the General Data Protection Regulation ((EU)

2016/679) and the Data Protection Acts 1988 and 2018 and/or such amending legislation and associated codes of practice and/or analogous legislation and associated codes of practice when processing personal data relating to any employee, worker, customer, company, supplier or agent of the Company.

11.
WARRANTIES AND REPRESENTATIONS
11.1.
The Contractor warrants and represents that it has full capacity and authority to enter into and perform this Agreement.
11.2.
The Contractor warrants and represents that the Contractor will carry out the Services in a good and workmanlike manner and:
11.2.1.
that the Contractor has the necessary skill to render the Services;
11.2.2.
that the Contractor will supply the Services with due skill, care and diligence;
11.2.3.
that, where materials are used, they will be sound and reasonably fit for the purpose for which they are required; and
11.2.4.
that, where goods are supplied under this Agreement, they will be of merchantable quality within the meaning of section 4(3) of the Sale of Goods Act 1893.
11.3.
The Contractor warrants and represents that, in connection with the provision of the Services under this Agreement, it will at all times:
11.3.1.
maintain all necessary licences, certificates, permits, consents and authorisations from all relevant government departments, agencies or regulatory authorities;
11.3.2.
comply in all material respects with all relevant environmental and safety legislation; and
11.3.3.
comply with all legal requirements from time to time in force relating to the Services and the provision of them.
11.4.
The Contractor warrants and represents that it will at all times conduct its business in a manner that shall reflect favourably on the Companies, the Services and the good name and reputation of the Companies.
12.
INDEMNITY
12.1.
The Contractor shall indemnify and keep indemnified the Companies their respective officers, directors and employees from and against any and all loss, damage or liability (whether criminal or civil) suffered and legal fees and costs incurred, resulting from:
12.1.1.
any breach of this Agreement by the Contractor, its employees or agents;
12.1.2.
any act, neglect or default of the Contractor, its employees or agents; and
12.1.3.
breaches in respect of matters arising from the provision of the Services resulting in any successful claim by any third party.

13.
LIMITATION OF LIABILITY
13.1.
Notwithstanding anything to the contrary in this Agreement, the Company will not (except in respect of death or personal injury caused by any negligent act or omission of the Company) be liable to the Contractor by reason of any representation or implied warranty, condition or other term or any duty at common law, or under the express terms of this Agreement for any consequential loss or damage (whether occasioned by the negligence of the Company, its employees or agents) or otherwise arising out of or in connection with this Agreement.
14.
TERMINATION
14.1.
Either party may terminate this Agreement in accordance with clause 3.
14.2.
The Company will be entitled to terminate this Agreement by giving not less than two weeks’ written notice to the Contractor if the Contractor at any time challenges the validity of any intellectual property rights of the Companies.
14.3.
The Company will be entitled forthwith to terminate this Agreement by written notice to the Contractor if:
14.3.1.
the Contractor commits any breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;
14.3.2.
an encumbrancer takes possession of or a receiver is appointed over any of the property or assets of the Contractor;
14.3.3.
the Contractor makes any voluntary arrangement with its creditors or becomes subject to an administration order;
14.3.4.
the Contractor is declared bankrupt;
14.3.5.
anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to the Contractor;
14.3.6.
the Contractor is incapacitated from carrying on the Service for an aggregate period of 150 days in any 52 week period;
14.3.7.
the Contractor is convicted of any criminal offence (other than an offence under the road traffic legislation) in Ireland or elsewhere for which a non-custodial penalty is imposed;
14.3.8.
the Contractor is, in the reasonable opinion of the Board of the Company, negligent or incompetent in the performance of the Services; or
14.3.9.
the Contractor, ceases or threatens to cease, to carry on business.
14.4.
For the purposes of clause 14.3.1, a breach will be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).
14.5.
Subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party will have any further obligation to the other under this Agreement.
15.
CONSEQUENCES OF TERMINATION
15.1.
Upon the termination or expiry of this Agreement for any reason:
15.1.1.
the Contractor shall cease to provide the Services;

15.1.2.
the Contractor shall immediately return to the Company all the Companies’ property held by the Contractor or under his control;
15.1.3.
the provisions of clauses 8,9 &17 and this clause 15 will continue in force in accordance with their respective terms;
15.1.4.
the Contractor shall cease to refer to himself as being in any way affiliated or associated with the Company;
15.1.5.
the Contractor will have no claim against the Company for loss or profits, loss of goodwill or any other loss;
15.1.6.
insofar as is reasonably possible the Contractor shall irretrievably delete any information relating to the Business of the Company or any Companies stored on any magnetic or optical disk or memory and all matter derived from such sources which is in his possession or under his control outside the premises of the Company. For the avoidance of doubt, the contact details of business contacts made during the appointment are regarded as Confidential Information, and as such, must be deleted from personal, social or professional networking accounts; and
15.1.7.
provide a signed statement that it/he has complied fully with his obligations under this clause 15.
16.
STATUS
16.1.
The relationship of the Contractor to the Company will be that of independent contractor and nothing in this agreement shall render the Contractor an employee, worker, agent or partner of the Company.
16.2.
This Agreement constitutes a contract for the provision of services and is not a contract of employment and accordingly the Contractor shall be fully responsible for any income tax, PRSI and USC contributions and any other liability, deduction, contribution, assessment or claim arising from or made in connection with either the performance of the Services whether in Ireland or elsewhere.
17.
MISCELLANEOUS PROVISIONS
17.1.
Announcements:
17.1.1.
Subject to clause 17.1.2, neither party shall make any announcement to shareholders, employees, customers or suppliers, or to securities markets or other authorities or to the media or otherwise, regarding the subject-matter of this Agreement or any term or provision of it without the prior written approval of the other party to this Agreement.
17.1.2.
Clause 17.1.1 will not apply if and to the extent that such announcement is required by any law or by:
(1)
contractual arrangements in existence at the date of this Agreement; or
(2)
any securities exchange, regulatory or governmental authority or Court having jurisdiction over the party making the announcement,

whether or not the requirement has the force of law provided that any such announcement may only be made after consultation with the other party to this Agreement.

17.1.3.
The provisions and restrictions in this clause 17 will continue to apply after the termination or expiry of this Agreement.
17.1.4.
If either party makes an announcement pursuant to this clause 17 it shall provide a copy of that announcement to the other party to this Agreement before the announcement is made unless this is not reasonably practicable, in which case, a copy of the announcement shall be so provided to the other party as soon as reasonably practicable.
17.1.5.
Each party shall provide all such information known to it or, which on reasonable enquiry ought to be known to it as may reasonably be required by the other party in relation to the Services for the purposes of complying with the requirements of the law or any securities exchange or regulatory or governmental authority having jurisdiction over the Company or the Contractor as the case may be.
18.
ASSIGNMENT
18.1.
Neither party to this Agreement may assign any of its rights under this Agreement without the prior written consent of the other party except that the Company may assign the benefit of any provision of this Agreement to any Associated Company without the consent of the Contractor and such assignee shall be entitled to enforce the same rights against the Contractor as if it were named as the Company under this Agreement.
18.2.
Subject to clause 18.1, this Agreement will be binding on and ensure for the benefit of the permitted assigns and successors in title to each of the parties and references to the parties will be construed accordingly.
19.
COSTS AND EXPENSES
19.1.
Each party to this Agreement shall pay its own costs of and incidental to this Agreement and its implementation.
20.
SEVERABILITY
20.1.
All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority, it will to that extent only, be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected. However, if as a result of the operation of this clause the rights or obligations of a party are materially altered to the detriment of that party, that party may terminate this Agreement within 30 days from the date of the relevant decision of the relevant court, regulatory authority or other competent authority.
21.
WHOLE AGREEMENT
21.1.
This Agreement (together with any documents to be executed pursuant to the terms of this Agreement) supersede all prior representations, arrangements, understandings and agreements, including, but not limited to, the Contract for Services between the parties dated February 26, 2021, and sets out the entire, complete and exclusive agreement and understanding between the parties. The rights of the Company under this Agreement are independent, cumulative and without prejudice to all other rights available to it whether as a matter of common law, statute, custom or otherwise.
22.
FORBEARANCE AND WAIVER
22.1.
No waiver by the Company in respect of any breach of this Agreement by the Contractor will operate as a waiver in respect of any subsequent breach. No failure or delay by the Company in exercising any right or remedy will operate as a waiver thereof, nor will any single or partial exercise or waiver of any right or remedy prejudice its further exercise or the exercise of any other right or remedy.
23.
FORCE MAJEURE
23.1.
If either party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

23.2.
Neither party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other party, and the time for performance of that obligation shall be extended accordingly.
23.3.
If the Force Majeure in question prevails for a continuous period in excess of six months the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.
24.
NOTICES
24.1.
Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it personally, or sending it registered post to the Company's registered office for the time being and / or address given in this agreement in the case of the Contractor or by sending it by email to the email address notified by the relevant party to the other party. Any such notice shall be deemed to have been received:
24.1.1.
if delivered personally, at the time of delivery;
24.1.2.
in the case of registered post, 48 hours from the date of posting; and
24.1.3.
in the case of email, at the time of transmission.
24.2.
In proving such service it shall be sufficient to prove that the envelope containing the notice was addressed to the address of the relevant party and delivered either to that address or into the custody of the postal authorities as registered post or that the notice was transmitted by email (with delivery confirmation and read receipt) to the email address of the relevant party.
25.
VARIATION
25.1.
No variation of this agreement or of any document referred to in it shall be valid unless it is in writing and signed by or on behalf the parties.
26.
THIRD PARTY RIGHTS
26.1.
A person/entity who is not a party to this agreement shall not have any rights under or in connection with it.
27.
COUNTERPARTS
27.1.
This Agreement may be executed in any number of counterparts, and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.
28.
GOVERNING LAW
28.1.
This Agreement and all relationships created by it will in all respects be governed by and construed in accordance with Irish law.
29.
JURISDICTION
29.1.1.
The Irish courts will have exclusive jurisdiction to settle any dispute (Dispute) which may arise out of or in connection with this Agreement or its performance.
29.1.2.
The parties agree that the Irish courts are the most appropriate and convenient courts to settle any Dispute and therefore that they will not argue to the contrary.
29.1.3.
This clause is for the exclusive benefit of the Company and it will not prevent the Company from initiating proceedings in relation to a Dispute (Proceedings) in any other court of competent jurisdiction. To the extent permitted by law, the Company may take concurrent Proceedings in any number of jurisdictions.

IN WITNESS whereof this Agreement has been entered into on the date first herein written.

SIGNED on behalf of the Company:

…...........................................

Signature

…...........................................

Title

SIGNED by Contractor:

…...........................................

Signature

SCHEDULE 1

SERVICES

The Contractor will provide general support to the Company in connection with its new drug application (NDA) for oral sulopenem including the following:

•
support with responses to the U.S. Food and Drug Administration (FDA) queries received in connection with the NDA;
•
activities related to manuscript preparation;
•
guidance on FDA inspection readiness;
•
advice and support in connection with any FDA Advisory Committee including;

o preparation of briefing document

o review/input on any slides to be presented

o Assistance with mock Advisory Committee

o Assistance with Advisory Committee rehearsal/feedback, and

•
any other services as may be agreed between the Company and the Contractor.

SCHEDULE 2

DATA PRIVACY NOTICE